Exhibit (n)

WILLIAM BLAIR FUNDS

AMENDED AND RESTATED

MULTI-CLASS PLAN

DATED MAY 1, 2019

WHEREAS, the William Blair Funds (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) with authorized separate series (each, a “Fund” and collectively, the “Funds”);

WHEREAS, William Blair Investment Management, LLC (“William Blair”) serves as investment manager for the Trust and William Blair & Company, L.L.C. serves as the distributor and principal underwriter of the Trust;

WHEREAS, as described in its prospectus, each of the:

•	William Blair Growth Fund;
•	William Blair Large Cap Growth Fund;
•	William Blair Mid Cap Growth Fund;
•	William Blair Small-Mid Cap Growth Fund;
•	William Blair Small-Mid Cap Value Fund;
•	William Blair Small Cap Growth Fund;
•	William Blair Small Cap Value Fund;
•	William Blair International Developed Plus Fund;
•	William Blair International Growth Fund; and
•	William Blair Income Fund

has established multiple classes enabling it to offer investors the option of purchasing shares (a) with a shareholder/distribution services fee, as described in the Trust’s distribution plan adopted pursuant to Rule 12b-1 of the 1940 Act (the “Distribution Plan”), and with incremental sub-transfer agent account service fees (such shares being referred to in the prospectus as Class N Shares); (b) without a shareholder/distribution services fee pursuant to Rule 12b-1, and with incremental sub-transfer agent account service fees (such shares being referred to in the prospectus as Class I Shares); and (c) without a shareholder/distribution services fee pursuant to Rule 12b-1 or incremental sub-transfer agent account service fees (such shares being referred to in the prospectus as Class R6 Shares), with Class N, Class I, and Class R6 shares of each Fund each paying the expenses attributable to that class of shares under such service arrangements;

WHEREAS, as described in its prospectuses, each of the:

•	William Blair Global Leaders Fund;
•	William Blair International Leaders Fund;
•	William Blair International Small Cap Growth Fund;
•	William Blair Emerging Markets Leaders Fund;
•	William Blair Emerging Markets Growth Fund;
•	William Blair Emerging Markets Small Cap Growth Fund;
•	William Blair Bond Fund;

•	William Blair Low Duration Fund; and
•	William Blair Macro Allocation Fund

has established multiple classes enabling it to offer investors the option of purchasing shares (a) with a shareholder/distribution services fee, as described in the Distribution Plan, with incremental sub-transfer agent account service fees, and with shareholder administration services, as described in the applicable Shareholder Administration Agreement (such shares being referred to in the prospectus as Class N Shares); (b) without a shareholder/distribution services fee pursuant to Rule 12b-1, with incremental sub-transfer agent account service fees, and with shareholder administration services, as described in the applicable Shareholder Administration Agreement (such shares being referred to in the prospectus as Class I Shares); and (c) without a shareholder/distribution services fee pursuant to Rule 12b-1, incremental sub-transfer agent account service fees, and shareholder administration services (such shares being referred to in the prospectus as Class R6 Shares), with Class N, Class I, and Class R6 shares of each Fund each paying the expenses attributable to that class of shares under such service arrangements; and

WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies and series thereof to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment companies adopt a written plan setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges.

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Multi-Class Plan as follows:

1.         Each class of shares of each Fund will represent interests in the same portfolio of investments of a Fund, and be identical in all respects to each other class of a Fund, except as set forth below. The only differences among the various classes of shares of the same Fund will relate solely to: (a) different shareholder/distribution services fees associated with the Distribution Plan and any other costs relating to implementing or amending such a plan pursuant to Rule 12b-1 (including obtaining shareholder approval of such a plan or any amendment thereto), which will be borne solely by shareholders of such classes; (b) different sub-transfer agent account services; (c) different shareholder administration services associated with the applicable Shareholder Administration Agreement, including a shareholder administration fee equal to 0% of assets; (d) different class expenses, which will be limited to expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, actually incurred in a different amount or for which services of a different kind or to a different degree were received by that class; and (e) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

2.         Certain expenses may be attributable to a Fund, but not to a particular class thereof. Except as otherwise provided herein, all such expenses will be borne by each class of the Fund on the basis of the relative aggregate net assets of the classes. Notwithstanding the foregoing, the distributor, the investment manager or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act.

3.         Each class of shares may be permitted to bear expenses that are directly attributable to such class, including: (a) any shareholder/distribution services fees associated with the Distribution Plan and any other costs relating to implementing or amending such a plan pursuant to Rule 12b-1 (including obtaining shareholder approval of such a plan or any amendment thereto), (b) any incremental sub-transfer agent account services fees with respect to services provided by intermediaries; (c) any shareholder administration services fee associated with any applicable Shareholder Administration Agreement; and (d) any class expenses determined by the Board of Trustees of the Trust to be attributable to such class.

4.         To the extent conversions are permitted and subject to additional restrictions and procedures described in the Funds’ prospectuses and/or statement of additional information: (a) any shares of a Fund referred to as Class N shares may be converted into shares of the same Fund referred to as Class I shares and Class R6 shares, and (b) any shares of a Fund referred to as Class I shares may be converted into shares of the same Fund referred to as Class R6 shares, so long as such shareholder meets the eligibility requirements for Class I shares or Class R6 shares, as applicable, as described in the Funds’ prospectuses and/or statement of additional information from time to time.

5.         Any shares of a Fund may be converted into shares of the same Fund of a different class, including a class of shares that has additional class-specific services and fees, pursuant to a conversion not set forth above, so long as the investor meets the eligibility requirements for the class of shares into which the currently held shares are being converted and does not meet the eligibility requirements for the class of shares from which the shares are being converted. Any conversion covered by this paragraph will be completed in accordance with conversion requirements set forth in the Funds’ prospectuses and/or statement of additional information and in all instances will be preceded by written notice to the investor and will occur at the respective net asset values of the share classes next calculated without the imposition of any sales charge, fee or other charge.

6.         To the extent exchanges are permitted and subject to additional restrictions and procedures described in the Funds’ prospectuses and/or statement of additional information: (a) any shares of a Fund referred to as Class N shares will be exchangeable for any shares of another Fund referred to as Class N shares, (b) any shares of a Fund referred to as Class I shares will be exchangeable for any shares of another Fund referred to as Class I shares, except that shareholders of the Emerging Markets Leaders Fund who purchase shares of the Fund referred to as Class I shares solely because they have a brokerage account with William Blair & Company, L.L.C. and held Class I shares of the Fund on May 1, 2010, may only exchange such shares for Class N shares of another Fund, and (c) any shares of a Fund referred to as Class R6 shares will be exchangeable for any shares of another Fund referred to as Class R6 shares. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

7.         Dividends paid by a Fund as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any applicable shareholder/distribution services fees, shareholder administration fees, service fees and class expenses allocated to a class will be borne exclusively by that class.

8.         Any distribution arrangement of a Fund, including shareholder/distribution services fees, will comply with FINRA Rule 2341.

9.         Any Shareholder Administration Agreement will comply with the interpretations of FINRA of the “service fees” limitation as set forth in FINRA Rule 2341.

10.       This Multi-Class Plan and all material amendments thereto must be approved by a majority of the members of the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust.